CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of AlphaCentric Symmetry Strategy Fund of our reports dated July 19, 2019 and August 2, 2019, relating to the financial statements of MLM Symmetry Master Fund Ltd. and MLM Symmetry Fund, LP, respectively, for the years ended December 31, 2018 and 2017, which appear in such Registration Statement. We also consent to the reference to us under the heading “Financial Statements”, in such Registration Statement.

Grand Cayman, Cayman Islands
August 2, 2019

PricewaterhouseCoopers, 18 Forum Lane, Camana Bay, P.O. Box 258, Grand Cayman KY1-1104, Cayman Islands T: +1 (345) 949 7000, F: +1 (345) 949 7352, www.pwc.com/ky